Exhibit 99.1

PRO-PHARMACEUTICALS LICENSES TO PROCAPS S.A. EXCLUSIVE

MARKETING and DISTRIBUTION RIGHTS to COMMERCIALIZE

DAVANAT® to TREAT CANCER in COLOMBIA, SOUTH AMERICA

Newton, Mass. (March 29, 2010) — Pro-Pharmaceuticals, Inc. (OTC: PRWP), a developer of therapeutics that target Galectin receptors to treat cancer and fibrosis, today announced that it has granted PROCAPS S.A. exclusive rights to market and sell DAVANAT® to treat cancer in Colombia, South America. Phase ll clinical trial results for late-stage colorectal cancer patients demonstrate that when DAVANAT® is co-administered with the chemotherapy drug 5-FU, survival increased by 46% over the best standard of care and reduced serious adverse events associated with chemotherapy. PROCAPS S.A. is a large, international, privately held pharmaceutical company based in Barranquilla, Colombia.

Under terms of the agreement, PROCAPS S.A. is responsible for obtaining regulatory and pricing approval in Colombia, South America. PROCAPS S.A. also will be responsible for the vial filling, packaging, marketing and distribution of DAVANAT® in the region.

Pro-Pharmaceuticals will receive a transfer payment for each dose of DAVANAT® shipped to PROCAPS S.A., in addition to a royalty above a minimum annual sales threshold. PROCAPS S.A. will purchase an initial minimum order of DAVANAT® from Pro-Pharmaceuticals to qualify their vial-filling process and to replicate Pro-Pharmaceuticals’ stability study. Pro-Pharmaceuticals retains all intellectual property rights and is the owner of the regulatory approval of DAVANAT® in the region.

PROCAPS S.A. has first negotiation rights to other countries in South and Central America and the Caribbean. Based on approval in Colombia, PROCAPS S.A. may then obtain the marketing authorization in more than 10 countries in Latin America.

According to the World Health Organization, there were approximately 24,000 new cases of colorectal cancer in 2007 in Colombia.

“This is a very significant milestone in our Latin American business development initiative. We believe PROCAPS S.A. is an excellent partner to commercialize DAVANAT® in Colombia as well as other countries in Latin America,” said Theodore D. Zucconi, Ph.D., Chief Executive Officer, Pro-Pharmaceuticals. “PROCAPS S.A. operates directly in ten Latin America countries, reaching more than 30 countries worldwide exporting pharmaceutical and supplement products and has a record of success launching new products in its territories, including oncolytics. PROCAPS S.A. has a dedicated sales force with an increasing focus on cancer and a record of collaborating with pharmaceutical companies, such as Wyeth, Merck, GSK and Sanofi.

“PROCAPS S.A. brings to the relationship experience with the U.S. FDA and in obtaining approval for new medicines throughout the America’s. PROCAPS S.A. will efficiently obtain approval for DAVANAT® in Colombia and other countries in Latin America. Additional near-term plans for Pro-Pharmaceuticals include initiating a Phase lll trial in the U.S. and seeking out licensing and partnering opportunities with pharmaceutical companies to commercialize DAVANAT® domestically and internationally,” stated Zucconi.

“We are pleased to collaborate with Pro-Pharmaceuticals to commercialize DAVANAT® to treat cancer patients in Colombia,” said Ruben Minski, President of PROCAPS S.A. “DAVANAT® will give physicians and patients a new treatment option that we believe will increase survival and improve quality of life. DAVANAT® has the potential to assist a large number of cancer patients in Colombia who cannot afford many current cancer treatments. We believe this new treatment option may give them the hope of continuing to live a normal life during treatment since DAVANAT® has been shown to minimize the side effects of chemotherapy drugs. With Pro-Pharmaceuticals’ advanced technology and our manufacturing and marketing expertise, together we can have a positive impact on cancer patients in Colombia.”

About DAVANAT®

DAVANAT®, the Company’s lead product candidate, is a polysaccharide polymer that targets Galectin receptors on cancer cells. Peer-reviewed studies have demonstrated that Galectins affect cell development and play important enabling roles in cancer, including tumor cell survival, angiogenesis, tumor metastasis and give the tumor the ability to evade the immune system. To date, DAVANAT® has been administered to approximately 100 cancer patients. Data from a Phase II trial for end-stage colorectal cancer patients showed that DAVANAT® in combination with 5-FU extended median survival 46% longer than the best standard of care as determined by the patients’ physicians. Clinical trial results also showed that patients experienced substantially fewer serious adverse side effects from the chemotherapy including 100% elimination of sores in the mouth and throughout the colon, resulting in less hospitalization, and greatly enhanced quality of life.

Pro-Pharmaceuticals, Inc.

Pro-Pharmaceuticals, OTCBB: PRWP, is a leader in the field of Galectin therapeutics and is engaged in the discovery, development and commercialization of therapeutics that target Galectin receptors for advanced treatment of cancer and fibrosis. Initially, the product pipeline is focused on increasing the efficacy and decreasing the toxicity of chemotherapy drugs. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

About PROCAPS S.A.

PROCAPS S.A. is a pharmaceutical manufacturing and distribution company located in Barranquilla, Colombia. The company was established in 1977 and it has become a pioneer soft gelatin capsule manufacturer. PROCAPS S.A. started distributing its own products throughout the national territory and manufacturing customized formulas for important pharmaceutical companies, such as Wyeth, Merck, Bago, GlaxoSmithKline and Sanofi-Synthelabo.

The dynamic development of PROCAPS S.A. has resulted in the distribution of its products throughout five continents, and the subdivision of the commercial and industrial management of the company into four important businesses: Production and Distribution of Medical Prescription Pharmaceutical Products; OTC and Mass Consumption Pharmaceutical Products; Hospital Medical Supplies and Manufacturing Pharmaceutical Products, and Cosmetics and Supplement Products from customized formulas.

PROCAPS S.A. is multinational company supporting its industrial operation with a modern plant that has been granted the ISO 9001 Quality Standard and the GMP (Good Manufacturing Practices) and Seal certification. PROCAPS S.A. is a proactive organization with more than 1,000 employees, as a pharmaceutical company leader in the Andean region, and whose permanent mission is to aim its efforts towards the continuous health improvement of the worldwide community.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors and not place undue reliance on forward-looking statements.

More information about those risks and uncertainties is contained and discussed in the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company’s views as of the date of this news release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

DAVANAT is a registered trademark of Pro-Pharmaceuticals, Inc.

Investor Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 1.617.559.0033; squeglia@pro-pharmaceuticals.com.

Media Contact: Joanne Hogue, LVA Communications, 1.410.658.8246; joanne@lva.com.

Contact for Spanish Media: Nancy Alvarez, 1.954.684.1047; Nancyalpe24@yahoo.com